Exhibit 23
                                                                      ----------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 24, 2001, (except with respect to the matter discussed in Note 22 as to which the date is February 14, 2001), included in Vectren Corporation's Form 10-K for the year ended December 31, 2000, into Vectren Corporation's previously filed Registration Statement No. 333-61252.


                                                         /s/ ARTHUR ANDERSEN LLP

                                                         ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
May 17, 2001.